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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (date of earliest event reported): November 25, 2003

                              WCI COMMUNITIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                    1-9186                   59-2857021
 (State or Other Jurisdiction        (Commission              (IRS Employer
       of Incorporation)             File Number)         Identification Number)

          24301 Walden Center Drive,
          Bonita Springs, Florida 34134                           34134
     (Address of Principal Executive Office)                    (Zip Code)

       Registrant's telephone number, including area code: (239) 947-2600

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

PUBLIC OFFERING OF COMMON STOCK

              Bonita Springs, Florida, November 24, 2003 - WCI Communities, Inc. ("WCI"), one of Florida's leading homebuilders and developers of highly amenitized lifestyle communities, announced today that certain selling stockholders priced a public offering of a total of five million seven hundred thirty five thousand six hundred sixty one (5,735,661) shares of WCI's Common Stock at $19.50 per share. In addition, the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 573,568 shares of WCI's Common Stock to cover over-allotments, if any. The sale of the common stock is expected to close on December 1, 2003. WCI will not be selling any primary shares in the offering. Therefore, the number of outstanding shares following the offering will remain unchanged.

              Credit Suisse First Boston LLC is sole book-running manager, and Deutsche Bank Securities Inc., UBS Securities LLC and Raymond James & Associates, Inc. are serving as co-managers.

              A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

              When available, copies of the final prospectus relating to the offering may be obtained from the offices of Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, New York, 10010 (Telephone
Number: 212-325-2580).



Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)     Exhibits

Exhibit       Title
Number
99.1          Press Release relating to Pricing of Common Stock


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WCI COMMUNITIES, INC.



Date:  November 25, 2003                   By:    /s/ James D. Cullen
                                              -------------------------------
                                              Name:    James D. Cullen
                                              Title:   Vice President